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                                   EXHIBIT 21

                    SUBSIDIARIES OF TYLER TECHNOLOGIES, INC.

Name                                                    Place of Incorporation
----                                                    ----------------------
The Software Group, Inc.                                         Texas

Interactive Computer Designs, Inc.                               Texas

Eagle Computer Systems, Inc.                                     Delaware

FundBalance, Inc.                                                Delaware

Munis, Inc.                                                      Maine

Cole Layer Trumble Company                                       Delaware

Appraisal Records Services, Inc.                                 Texas

Automated Records Services, Inc.                                 Texas